THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

                  10%/12% SENIOR CONVERTIBLE PIK ELECTION NOTE

$10,000,000                                                   New York, New York
                                                              September 12, 2007

FOR VALUE RECEIVED, PURE BIOFUELS CORP., a corporation incorporated under the laws of the state of Nevada (the "Company"), hereby promises to pay to Plainfield Peru I LLC or its registered assigns (the "Holder"), in lawful money of the United States of America in immediately available funds, at the office of the Holder located at Plainfield Peru I LLC, c/o Plainfield Asset Management LLC, 55 Railroad Avenue, Greenwich, CT 06830 on September 12, 2012 the principal sum of TEN MILLION DOLLARS ($10,000,000).

The Company promises to pay to the Holder interest on the principal amount of this Note at a rate per annum set forth below from the date of issuance until maturity. The Company will pay interest on this Note semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2008, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including September 12, 2007. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, from time to time on demand at a rate per annum that is 2% in excess of the rate otherwise payable. If an Event of Default has occurred and is continuing, interest on this Note shall accrue at a rate per annum that is 2% in excess of the rate otherwise applicable. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company may, at its option, elect to pay interest on this Note (i) entirely in cash ("Cash Interest") or (ii) entirely by issuing additional Notes ("PIK Interest") . The first payment of interest on this Note shall be in PIK Interest. Thereafter, the Company must elect the form of interest payment with respect to each interest period by delivering a notice to the Holder prior to the beginning of each interest period. In the absence of such an election for any interest period, interest on this Note will be payable in the form of the interest payment for the prior interest period.

Cash Interest on this Note will accrue at the rate of 10% per annum. PIK Interest on this Note will accrue at the rate of 12% per annum and be payable by issuing additional Notes ("PIK Notes") in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and the Company will issue and deliver such PIK Notes to the Holder of this Note. Any PIK Notes will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will mature on September 12, 2012 and will be governed by, and subject to the terms, provisions and conditions of, the Purchase Agreement referred to below and shall have the same rights and benefits as the Notes issued on the Issue Date.

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     1. Purchase Agreement

This Note is one of a series of Senior Convertible PIK Election Notes issued pursuant to a Securities Purchase Agreement, dated as of September 12, 2007 (as from time to time amended, the "Purchase Agreement"), between the Company and the purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 13.14 of the Purchase Agreement and (ii) to have made the representation set forth in Section 5.2 of the Purchase Agreement.

     2. Optional Redemption

This Note is not subject to optional prepayment or redemption.

     3. Registration and Transfer

This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     4. Conversion

The Holder may convert this Note into fully paid and nonassessable shares of Common Stock of the Company at any time after the Amendment Date (as defined in the Purchase Agreement) and on or prior to September 12, 2012. The initial conversion price is $0.60 per share, subject to adjustment as provided in the Purchase Agreement. To determine the number of shares issuable upon conversion of this Note, divide the principal amount and accrued but unpaid interest to be converted by the conversion price in effect on the conversion date. In connection with the conversion of Notes, no fractions of shares of Common Stock shall be issued, but the Company

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
shall, with respect to any fractional interest: (i) pay cash with respect to the Market Price of such fractional share; or (ii) round up to the next whole share of Common Stock.

     5. Events of Default

If an Event of Default, as defined in the Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Purchase Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                              PURE BIOFUELS CORP.


                                              By:  /s/ Luis Goyzueta
                                                 -------------------------------
                                                 Name:  Luis Goyzueta
                                                 Title: Chief Executive Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

Your Signature:


--------------------------------------------------------------------------------
                 (Sign exactly as your name appears on the Note)


Date: ______________________________

                                CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: [ ]

To convert only part of this Security, state the principal amount to be converted: $____________________.

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

Your Signature:


--------------------------------------------------------------------------------
                 (Sign exactly as your name appears on the Note)


Date: ______________________________

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